
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Schering-Plough Corporation and subsidiaries consolidated Financial Statements, and related Exhibits for the six months ended June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                          699200
<SECURITIES>                                         0
<RECEIVABLES>                                   834600
<ALLOWANCES>                                         0
<INVENTORY>                                     729000
<CURRENT-ASSETS>                               3104000
<PP&E>                                         3570200
<DEPRECIATION>                                 1158700
<TOTAL-ASSETS>                                 6536500
<CURRENT-LIABILITIES>                          3173500
<BONDS>                                          64700
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       1014800
<OTHER-SE>                                     1537000
<TOTAL-LIABILITY-AND-EQUITY>                   6536500
<SALES>                                        3287900
<TOTAL-REVENUES>                               3287900
<CGS>                                           619200
<TOTAL-COSTS>                                   619200
<OTHER-EXPENSES>                                387900
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 991200
<INCOME-TAX>                                    242800
<INCOME-CONTINUING>                             748400
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    748400
<EPS-PRIMARY>                                      1.02<F1>
<EPS-DILUTED>                                      1.01

<F1>On April 22, 1997, the Board of Directors of the Company authorized a
2-for-1stock split. Distribution of the split shares was made on June 3, 1997 to shareholders of record at the close of business on May 2, 1997. Prior financial data schedules have not been restated for this recapitalization.

